UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

Cytokinetics, Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oyster Point Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 624-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 13, 2026, Cytokinetics, Incorporated (the “Company”) filed a complaint in the United States District Court for the District of Delaware against Bristol-Myers Squibb Company and MyoKardia, Inc. The complaint seeks a declaratory judgment that the Company does not infringe U.S. Patent No. 12,616,697 (the “’697 patent”) and that the claims of the ’697 patent are invalid.

In the complaint, the Company requests, among other things: a judgment declaring that the Company does not infringe and has not infringed any valid claim of the ’697 patent; a judgment declaring that the claims of the ’697 patent are invalid; a judgment preliminarily and permanently enjoining the defendants, and those acting in concert with them, from threatening or initiating infringement litigation against the Company or against users, customers, dealers, suppliers, sellers or distributors of the Company’s MYQORZO®(aficamten), or charging any of them with infringement of the ’697 patent; an award of the Company’s costs; a finding that this is an exceptional case, together with an award of the Company’s reasonable attorneys’ fees under 35 U.S.C. § 285 or otherwise; and such other and further relief as the court may deem just and proper. The Company has also demanded a trial by jury on all triable issues. The Company intends to vigorously assert its legal rights, but the outcome of any litigation is inherently uncertain.

The Company will provide updates regarding this matter, to the extent required or appropriate, in its filings with the U.S. Securities and Exchange Commission, and does not otherwise intend to comment on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date:	August 13, 2026	By:	/s/ John O. Faurescu
John O. Faurescu SVP, Deputy General Counsel & Secretary